certification

J. Garrett Stevens, Principal Executive Officer, and Chrisopher W. Roleke, Principal Financial Officer of Exchange Listed Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                    Principal Financial Officer

Exchange Listed Funds Trust                                Exchange Listed Funds Trust

/s/ J. Garrett Stevens                                           /s/ Christopher W. Roleke

J. Garrett Stevens                                                Christopher W. Roleke

Date: 7/19/2024                                                 Date: 7/19/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Exchange Listed Funds Trust and will be retained by Exchange Listed Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.